Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$93,273,601
Realized Gain (Loss) on Swap Contracts	3,039,634
Unrealized Gain (Loss) on Market Value of Commodity Futures	(36,095,403)
Unrealized gain (loss) on Fair Value of Swap Contracts	12,974,177
Dividend Income	1,292,416
Interest Income	462,957
ETF Transaction Fees	16,000
Total Income (Loss)	$74,963,382

Expenses
General Partner Management Fees	$296,562
Professional Fees	118,147
Brokerage Commissions	79,982
Directors' Fees and insurance	39,797
License fees	7,414
Total Expenses	$541,902
Net Income (Loss)	$74,421,480

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/25	$649,276,004
Withdrawals ((12,800,000) Shares)	(183,095,084)
Net Income (Loss)	74,421,480

Net Asset Value End of Month	$540,602,400
Net Asset Value Per Share (36,046,103 Shares)	$15.00

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596